Exhibit 10.13

[LETTERHEAD OF EYES ON THE GO, INC.]

August 22nd, 2011

Christopher Hemmeter
President
iCare Marketing, Inc.
312 Sutter Street, Suite 405 San Francisco, CA 94108

Dear Chris,

I appreciate your continued support and patience. As we discussed, Eyes has been delayed in its capital raise. We expect to make our final payment of $65,000 within 90-120 days. Once again, we are very confident that we will satisfy our obligation.

I believe that our new expanded offering with be of great interest to your Sysco sales force and their clients. We look forward to working with you and your staff.

If you need any additional information, please contact me.

Thanks again,

/s/ Christopher Carey
Christopher Carey
Chief Executive Officer